                               ANTHRACITE CAPITAL, INC.

                          20,000,000 Shares of Common Stock

                                UNDERWRITING AGREEMENT


                                                                  March __,
1998


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
LEHMAN BROTHERS INC.
PRUDENTIAL SECURITIES INCORPORATED
as Representatives of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

     Anthracite Capital, Inc., a Maryland corporation that intends to elect to be taxed as a real estate investment trust (the "Company"), confirms its agreement with Friedman, Billings, Ramsey & Co., Inc., Lehman Brothers Inc., Prudential Securities Incorporated, and each of the other Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc., Lehman Brothers Inc., and Prudential Securities Incorporated are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock of the Company, $.001 par value per share (the "Common Shares "), set forth in Schedule I hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of 3,000,000 additional Common Shares to cover over-allotments, if any. The 20,000,000 Common Shares to be purchased by the Underwriters (the "Initial Shares") and all or any part of the 3,000,000 Common Shares subject to the option described in Section 1(b) hereof (the "Option Shares") are hereinafter called, collectively, the "Shares."

     The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.


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     The Company has filed with the Securities and Exchange Commission (the
"Commission"), a registration statement on Form S-11 (No. 333-40813) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement that becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto.

     The Company and the Underwriters agree as follows:

     1.   Sale and Purchase:

     (a)Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price per share of $_____, the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

     (b)Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company all or any part of the Option Shares at the purchase price per share set forth in paragraph (a) above plus any additional number of Option Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of

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covering over-allotments, which may be made in connection with the offering and distribution of the Initial Shares, upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

     (c)Terms of Public Offering. The Company is advised by you that the Shares are to be offered to the public initially at $_____ per share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $0.__ per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.__ per share, to any Underwriter or to certain other dealers. The Underwriters may from time to time increase or decrease the Public Offering Price of the Shares after the initial public offering to such extent as the Underwriters may determine.

     2.   Payment and Delivery:

     (a)Initial Shares. Payment of the purchase price for the Initial Shares shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, located at 919 Third Avenue, New York, New York 10022-3897 (unless another place shall be agreed upon by the Representatives and the Company) against delivery of the certificates for the Initial Shares to the Representatives for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Representatives and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time." Unless the Representatives elect to take delivery of the Initial Shares by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives, certificates for the Initial Shares shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall specify. For the purpose of expediting the checking of the certificates for the Initial Shares by the Representatives, the Company agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the Closing Time.

     (b)Option Shares. In addition, payment of the purchase price for the Option Shares shall be made to the Company by wire transfer of immediately available funds or certified or


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official bank check payable in federal (same-day) funds at the offices of
Skadden, Arps, Slate, Meagher & Flom LLP, located at 919 Third Avenue, New York, New York 10022-3897 (unless another place shall be agreed upon by the Representatives and the Company), against delivery of the certificates for the Option Shares to the Representatives for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on each Date of Delivery. Unless the Representatives elect to take delivery of the Option Shares by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives, certificates for the Option Shares shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall specify. For the purpose of expediting the checking of the certificates for the Option Shares by the Representatives, the Company agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the relevant Date of Delivery.

     3. Representations and Warranties of the Company: The Company represents and warrants to the Underwriters that:

          (a) each of the Company, each Subsidiary of the Company set forth on Schedule II hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") and the Manager has been duly formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation with all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as now conducted and as proposed to be conducted as described in the Registration Statement and Prospectus and, in the case of the Company, to authorize, execute and deliver this Agreement, the Management Agreement to be entered into at or prior to the Closing Time between the Company and the Manager, the form of which has been filed as an exhibit to the Registration Statement (the "Management Agreement") and the other agreements described in the Prospectus and listed on Schedule III attached hereto (the "Other Transaction Documents") and to consummate the transactions described in each such agreement, and, in the case of the Manager, to execute and deliver the Management Agreement and to consummate the transactions described in the Management Agreement;

          (b) the Company and the Subsidiaries are duly qualified or registered to transact business in each jurisdiction in which they conduct their respective businesses as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus and in which the failure, individually or in the aggregate, to be so qualified or registered could reasonably be expected to have a material adverse effect on the assets, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and the Company and the Subsidiaries are in good standing in each jurisdiction in which they own or lease real property or maintain an office or in which the nature or conduct of their respective businesses as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to be in good standing could be reasonably expected to not have a material adverse effect on the assets,


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     operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

          (c) the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments;

          (d) neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective charter or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that could be reasonably expected not to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, and the issuance, sale and delivery by the Company of the Shares, the execution, delivery and performance of this Agreement, the Management Agreement and the Other Transaction Documents (as such term is defined in Section 3(a) hereof), by the Company, and the execution, delivery and performance of the Management Agreement by the Manager, and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the charter or by-laws, of the Company, any of the Subsidiaries or the Manager, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, any of the Subsidiaries or the Manager is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, any of the Subsidiaries or the Manager, except in the case of clause (ii) for such breaches or defaults which could be reasonably expected not to have a material adverse effect, with respect to the Company or the Subsidiary, on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries, or, with respect to the Manager, not to have a material adverse effect on the Manager's abilities to execute and perform its obligations under the Management Agreement;

          (e) the Company has full legal right, power and authority to enter into and perform this Agreement, the Management Agreement and the Other Transaction Documents and to consummate the transactions contemplated herein; this Agreement, the Management Agreement and the Other Transaction Documents have been duly authorized, executed and delivered by the Company and each is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting

                                          5
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     creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (f) the Manager has full legal right, power and authority to enter into and perform the Management Agreement and to consummate the transactions contemplated therein; the Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

          (g) the issuance and sale of the Shares to the Underwriters hereunder have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non assessable and the issuance of the Shares will not be subject to any preemptive or similar rights; except as contemplated herein, no person or entity holds a right to require or participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company; except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement; the form of certificates evidencing the Shares complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the charter and bylaws of the Company and the requirements of the New York Stock Exchange;

          (h) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement, the Management Agreement and the Other Transaction Documents, the consummation of the transaction contemplated hereby and thereby, (ii) the execution, delivery and performance by the Manager of the Management Agreement or the consummation of the transactions contemplated thereby, or (iii) the sale and delivery of the Shares, other than (x) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act or the Securities Exchange Act of 1934, (y) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange and (z) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

          (i) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under


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     any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in the Registration Statement and Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could reasonably be expected to not have, individually or in the aggregate, a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to be material and adverse to the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration
     Statement and the Prospectus;

          (j) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

          (k) the Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-11 under the Securities Act, set forth in the General Instructions to Form S-11; the Preliminary Prospectus and the Registration Statement comply and the Prospectus and any further amendments or supplements thereto will comply, when they have become effective or are filed with the Commission, as the case may be, in all material respects with the requirements of the Securities Act and the Securities Act Regulations and, in each case, present, or will present, fairly the information required to be shown; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in


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     conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);

          (l) the Preliminary Prospectus in paper format was and the Prospectus in paper format delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

          (m) all legal or governmental proceedings, contracts or documents that are material and of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

          (n) there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity is subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbital panel or agency which could reasonably be expected to result in a judgment, decree, award or order having a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, or which could adversely affect the consummation of the transactions contemplated by this Agreement in any material respect;

          (o) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company and the Subsidiaries as of the dates indicated and the results of operations and changes in financial position and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto); the financial statement schedules included in the Registration Statement and the Prospectus fairly present the information required to be shown therein; no other financial statements or schedules are required by Form S-11 or otherwise to be included in the Registration Statement or Prospectus;

          (p) Deloitte & Touche, LLP, whose reports on the audited financial statements of the Company and the Subsidiaries are included as part of the Registration Statement and Prospectus, are and were during the periods covered by their reports independent public accountants within the meaning of the Securities Act and the Securities Act Regulations;

          (q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the

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     Registration Statement or Prospectus, there has not been (i) any material adverse change in the assets, operations, business or condition
     (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and the Subsidiaries taken as a whole, planned or entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made with respect to the capital stock of the Company;

          (r) the authorized shares of Common Shares of the Company conform in all material respects to the description thereof contained in the Prospectus; the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization"; immediately after the Closing Time, 21,357,573 Common Shares will be issued and outstanding (subject to the Underwriter's option described in Section 1(b) hereof) and no shares of any other class of Common Shares or preferred stock will be issued and outstanding. All of the issued and outstanding shares of Common Shares of the Company have been duly authorized and are validly issued, fully paid and non assessable, and have been offered, sold and issued by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the issued shares of Common Shares of the Company have been issued in violation of any preemptive or similar rights granted by the Company; except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of Common Shares of the Company or any security convertible into or exchangeable for shares of Common Shares of the Company;

          (s) all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and non assessable, and 95% are owned of record and beneficially by the Company, and have been offered, sold and issued by the Subsidiaries in compliance with all applicable laws (including, but not limited to, federal and state securities laws); none of the issued shares of capital stock of the Subsidiaries have been issued in violation of any preemptive or similar rights; except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of either Subsidiary or any security convertible into or exchangeable for capital stock of either Subsidiary;

          (t) each of the Company, the Subsidiaries, and each of their respective officers, directors and controlling persons has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (u) the Company (i) is not required to register as a "broker" or "dealer" in accordance with the provisions of the Securities Exchange Act of 1934 or the rules and regulations thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control or have any other association with (within the meaning of Article 1 of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

          (v) the Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

          (w) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

          (x) there are no statutes or regulations applicable to the Company or any of the Subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

          (y) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, the Subsidiary or the Manager, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus that is not so described;

          (z) neither the Company nor the Subsidiary own any real property; and, except as described in the Prospectus, neither the Company nor the Subsidiary has conducted any business;

          (aa) neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time;
     (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law,
     (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

          (bb) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

          (cc) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

          (dd) neither the Company nor any of the Subsidiaries have any employees;

          (ee) the Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code;

          (ff) the Shares have been approved for listing, upon official notice of issuance, on the New York Stock Exchange;

          (gg) in connection with this offering, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Securities Act or the Securities Act Regulations; the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares, other than the Prospectus, Registration Statement and other materials permitted by the Act;

          (hh) the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); neither the Company nor any of the Subsidiaries or their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;

          (ii) neither the Company nor any of the Subsidiaries is, or solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares, will become an "investment company" or a company "controlled" by an

     "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"); and

          (jj) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

     4. Certain Covenants of the Company: The Company hereby covenants with each Underwriter:

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to maintain such qualification for more than 90 days from the date hereof or to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

          (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;

          (c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) within the time period prescribed by law, on the day following the execution and delivery of this Agreement and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

          (d) to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

          (e) to advise the Representatives promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

          (f) before amending or supplementing the Registration Statement or the Prospectus, or, during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations, to furnish to the Representatives a copy of each such proposed amendment or supplement before filing any such amendment or supplement with the Commission;


          (g) to furnish to the Representatives and, upon request of the Representatives, to each of the other Underwriters, for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Common Shares, (ii) as soon as practicable after the filing thereof, copies of all reports publicly filed by the Company with the Commission, the NASD, New York Stock Exchange or any securities exchange and (iii) such other publicly available information as the Representatives may reasonably request regarding the Company and its Subsidiaries;

          (h) to advise the Underwriters promptly during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations (i) of any material change in the Company's assets, operations, business or condition (financial or otherwise) or (ii) of the happening of any event which would require the making of any change in the Prospectus then being used so that the Prospectus would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to the Prospectus as may be necessary to reflect any such change; provided that the requirements of this paragraph shall not extend beyond 90 days after the date of this Agreement;

          (i) to furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing as the Underwriters may reasonably request;

          (j) to furnish to the Representatives, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (h) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (k) to apply the net proceeds of the sale of the Shares substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

          (l) to make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning on the effective date of the Registration Statement;

          (m) to use its best efforts to effect and maintain the listing of the Shares on the New York Stock Exchange and to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are listed on the New York Stock Exchange;

          (n) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Representatives, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option outstanding on the date hereof or upon the exercise of option pursuant to any management option plan described in the prospectus or pursuant to a dividend reinvestment plan adopted hereafter and referred to in the Prospectus;

          (o) the Company shall not, and shall use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which could be reasonably likely to cause or result in, or which could be reasonably likely to in the future reasonably be to cause or result in, the stabilization or manipulation of the price of any security of the

     Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares other than pursuant to this Agreement or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

          (p) the Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Shares;

          (q) the Company will use its best efforts to meet the requirements to qualify as a real estate investment trust under the Code;

          (r) the Company will comply with all of the provisions of any undertakings in the Registration Statement;

          (s) the Company and the Subsidiaries will conduct their affairs in such a manner so as to ensure that neither the Company nor any Subsidiary will be an "investment company" or an entity subject to regulation as an investment company within the meaning of the 1940 Act;

          (t) if at any time during the 25-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Representatives' reasonable opinion the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representatives advising the Company to the effect set forth above, to forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event; and

          (u) to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     5.   Payment of Expenses

     (a) The Company agrees to pay all costs and expenses incident to the performance of the Company's obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including, but not limited to, all fees and expenses of and filing with the Commission, the New York Stock Exchange and the

     NASD; all Blue Sky fees and expenses (in the United States and Canada), including filing fees and reasonable legal fees and disbursements of the Representatives' Blue Sky counsel (for United States and Canadian Blue
     Sky), fees and disbursements of counsel and accountants for the Company, and printing costs, including costs of printing the prospectus, and any amendments thereto; all underwriting documents, Blue Sky Memoranda, a reasonable quantity of prospectuses requested by the Representatives, and the Company's road show costs and expenses.

     (b) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

     6. Conditions of the Underwriters' Obligations: The obligations of the Underwriters hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, (ii) the performance by the Company of its obligations hereunder in all material respects, and (iii) the following further conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representatives.

          (b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to the Representatives. In rendering their opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to matters of Maryland law upon the opinion of Miles & Stockbridge, a Professional Corporation ("Miles & Stockbridge"). In addition, Skadden, Arps, Slate, Meagher & Flom, LLP shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company and Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs
          (i) and (xvii) above), nothing has caused them to believe that the Registration Statement, the Preliminary Prospectus or the Prospectus, as of their respective effective or issue dates and as of the date of such counsel's opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus).

               (c) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Miles & Stockbridge, special counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to the Representatives, covering matters of Maryland law.

               (d) The Representatives shall have received from Deloitte & Touche LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives, as representatives, of the Underwriters and in form and substance satisfactory to the Representatives.

               (e) The Representatives shall have received from Ernst & Young, a letter dated as of the date of this Agreement, addressed to the Representatives, as representatives, of the Underwriters and in form and substance satisfactory to the Representatives.

               (f) The Underwriters shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Hunton & Williams, dated the Closing Time or such Date of Delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives.

               (g) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

               (h) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (i) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the assets, results of operations, business, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business) or that makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the

          Prospectus, or (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries.

               (j) At the Closing Time, the Management Agreement and the Other Transaction Documents shall have been entered into and delivered by all required parties.

               (k) At the Closing Time, the Shares shall have been approved for listing on the New York Stock Exchange.

               (l) The Representatives shall have received letters (each, a "Lock-up Agreement") from each person listed on Schedule IV hereto, in form and substance satisfactory to the Representatives, confirming that for a period of 180 days after the Closing Time, such persons will not directly or indirectly (i) offer, pledge to secure any obligation due on or within 180 days after the Closing Time, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer, directly or indirectly, any Common Shares (other than by participating as selling stockholders in a registered offering of Common Shares offered by the Company with the consent of the Representatives) or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc., which consent may be withheld in its sole discretion.

               (m) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of two principal executive officers, to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraphs (i), (j), (k) and (l) have been met and are true and correct as of such date.

               (n) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statement of the Company contained herein and in the Management Agreement, and the performance by the Company of its covenants contained herein and therein, and the fulfillment of any conditions contained herein or therein, as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.

               (o) The Manager shall have furnished the Underwriters such documents and certificates as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request, including the letter agreement attached as Schedule V hereto.

               (p) PNC Bank Corp. ("PNC") shall have furnished the Underwriters such documents and certificates as to the description of PNC contained in the Registration

          Statement, as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.

               (q) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Date shall have been made within the applicable time period prescribed for such filing by such Rule.

               (r) The Company shall perform such of its obligations under this Agreement as are to be performed by the terms hereof and thereof at or before the Closing Time or the relevant Date of Delivery.

     The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the delivery to the Representatives on the Date if Delivery of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares and other matters related to the issuance of the Option Shares.

     7. Termination: The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, operations, business or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market or deliver the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange or if trading generally on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) if there has been any downgrading in the rating of any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representatives has a material adverse affect or will have a material adverse affect on the assets, operations, business or condition (financial or otherwise) of the Company, (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representatives has a material adverse effect on the securities markets in the United States, and (viii) in the case of any of the events specified in clauses (i) through (vii), such event, singly or together with any other such events, makes it, in the judgment of the Representatives, impracticable to market or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

     If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8. Increase in Underwriters' Commitments: If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

     9.   Indemnity and Contribution by the Company and the Underwriters:

     (a)The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement or such Prospectus, provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Prospectus or the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Representatives and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company with Section 4(a) of this Agreement.

     If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the preceding paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses, provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company and which counsel to the Underwriter believes may present a conflict for counsel representing the Company and the Underwriter (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

     (b)Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Subsidiaries, their trustees and directors, the officers that signed the Registration Statement and any person who controls the Company or any Subsidiary within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in the Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth in the last paragraph on the cover page and in paragraphs 3, 6, 9, 10 and 11 under the caption "Underwriting", the information regarding "Stabilizing" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(o) and this Section 9.

     If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

     (c)If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.
The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     (d)The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the total price at which the securities underwritten by such Underwriter exceeds the amount of damages that it has been required to pay be reason of such untrue or alleged untrue statement, or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

     10.  Survival:  The indemnity and contribution agreements contained in
Section 9 and the covenants, warranties and representations of the Company and the Subsidiaries contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Subsidiaries, their directors and officers or any person who controls the Company or any Subsidiary within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

     11. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 345 Park Avenue, 29th Floor, New York, New York 10154.

     12. Governing Law; Consent to Jurisdiction; Headings: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES; provided that Sections 5-1401 and 5-1402 of the New York General Obligations Law shall apply to this Agreement. The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of any United States federal or New York state court sitting in New York, New York, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     13. Parties in Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     14. Counterparts: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

                              Very truly yours,


                              ANTHRACITE CAPITAL, INC.


                              _______________________________
                              By:
                              Its:

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
LEHMAN BROTHERS INC.
PRUDENTIAL SERVICES INCORPORATED
For themselves and as Representatives
of the other Underwriters named on
Schedule I hereto.


By:  Friedman, Billings, Ramsey & Co., Inc.



_____________________________________
     James R. Kleeblatt
     Managing Director

                                     Schedule I



Underwriter                                  Number of Initial
                                             Shares to be Purchased
Friedman, Billings, Ramsey & Co., Inc.       _________

Lehman Brothers Inc.                         _________

Prudential Securities Incorporated           _________













     Total                                   20,000,000



                                    Schedule II
                            Subsidiaries of the Company

Anthracite Securitization Corp.

                                    Schedule III
                             Other Transaction Documents


Lock-up Agreements

Stock Option Plan

Rights of First Offer Agreement between the Company and PNC Bank National Association

Purchase Agreement between the Company and Lehman Brothers Inc. relating to the Initial Investment

Share Purchase Agreements between the Company and PNC Bank Corp., and between the Company and FBR Asset Investment Corp.

Registration Rights Agreements between the Company and PNC Bank Corp., and between the Company and FBR Asset Investment Corp.

                                     Schedule IV
         Persons From Whom the Underwriters Have Received Lock-Up Agreements

PNC Bank Corp.
BlackRock Financial Management, Inc.
FBR Asset Investment Corporation
Laurence D. Fink
Hugh R. Frater
Donald G. Drapkin
Carl Guether
Jeffrey C. Keil
Kendrick R. Wilson, III
Richard M. Shea
Edwin O. Bergman
Chris A. Milner
Andrew Siwulec
Mark Warner
Susan Wagner

                                     Schedule V


                 [Letter Agreement between Manager and Underwriters]